SERIES A PREFERRED SHARE PURCHASE AGREEMENT

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SERIES A PREFERRED SHARE PURCHASE AGREEMENT

THIS SERIES A PREFERRED SHARE PURCHASE AGREEMENT (this “Agreement”) is made as of the 25th day of July, 2007 by and between Unity Business Networks, L.L.C., an Arizona limited liability company (the “Company”), and Zoom Technologies, Inc., a Delaware corporation (the “Purchaser”).

The parties hereby agree as follows:

1. Purchase and Sale of Series A Preferred Shares.

1.1 Sale and Issuance of Series A Preferred Shares. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to the Purchaser at the Closing 18,154,412 Series A Preferred Shares (the “Preferred Shares”), at a purchase price of $0.058388 per Preferred Share.

1.2 Closing; Delivery.

(a) The initial purchase and sale of the Preferred Shares shall take place remotely via the exchange of documents and signatures, at 10:00 a.m., on July 25, 2007, or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing (which time and place are designated as the “Closing”).

(b) At the Closing, the Company shall deliver to the Purchaser a letter confirming the number of Preferred Shares being purchased by the Purchaser at the Closing, against payment of the purchase price therefor by a wire transfer to a bank account designated by the Company.

1.3 Use of Proceeds. In accordance with the directions of the Company’s board of managers (the “Board of Managers”), the Company will use the proceeds from the sale of the Preferred Shares for product development and other general corporate purposes.

1.4 Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, trade secrets, licenses, domain names, mask works, information and proprietary rights and processes as are necessary to the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

“Investor’s Rights Agreement” means the agreement among the Company, the Purchaser and certain members of the Company, dated as of the date of the Closing, in the form of Exhibit A attached to this Agreement.

“Key Employee” means any executive-level employee as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.

“Knowledge,” including the phrase “to the Company’s knowledge,” shall mean as to Isaac Elliott, Anthony Sheesley, Robert Paulsen and Greg Menard, their actual knowledge or information that they reasonably should have known.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.

“MT Note” means that certain Multiple Advance Promissory Note dated October 1, 2003, as amended, issued by the Company to the MT Family Partnership, an Arizona limited partnership.

“Operating Agreement” means the Second Amended and Restated Operating Agreement of the Company, as amended from time to time.

“Option Agreement” means the Option Agreement dated as of the date hereof between the Company and the Purchaser.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Preferred Shares” means the Series A Preferred Shares issued at the Closing.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Transaction Agreements” means this Agreement, the Investor’s Rights Agreement, the Option Agreement, the Operating Agreement, [the Indemnification Agreement], and any other agreements, instruments or documents entered into in connection with this Agreement.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that, except as set forth on the Disclosure Schedule which has been separately provided to the Purchaser, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 only to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

For purposes of these representations and warranties (other than those in Sections 2.2, 2.3, 2.4, 2.5, and 2.6), the term “the Company” shall include any subsidiaries of the Company, unless otherwise noted herein.

2.1. Organization, Good Standing, Corporate Power and Qualification. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arizona and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2. Capitalization. The authorized capital of the Company consists, immediately prior to the Closing, of:

(a) 102,875,000 Common Shares (as such term is defined in the Operating Agreement) (the “Common Shares”) issued and outstanding immediately prior to the Closing. All of the outstanding Common Shares immediately prior to closing have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(b) The Company has issued 8,255,000 of units to officers, employees and consultants of the Company pursuant to its 2005 Stock Appreciation Rights Plan duly adopted by the Board of Managers (the “SAR Plan”). Of such SAR Plan units, 6,462,500 units are vested as of the date hereof. The Company has furnished to the Purchaser complete and accurate copies of the SAR Plan.

(c) Section 2.2(c) of the Disclosure Schedule sets forth the capitalization of the Company immediately following the Closing including the number of shares of the issued and outstanding Common Shares. Except for (A) the conversion privileges of the Preferred Shares to be issued under this Agreement, (B) the rights provided in the Operating Agreement, (C) rights provided in the Investor’s Rights Agreement, and (D) the securities and rights described in Section 2.2(b) of this Agreement and Section 2.2(c) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any membership interests, or any securities convertible into or exchangeable for membership interests. All Common Shares are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not less than 180 days following the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act as referenced in the Investor’s Rights Agreement.

(d) Except as set forth on Section 2.2(d) of the Disclosure Schedule, the Company’s SAR Plan does not contain a provision for acceleration of vesting or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events. Except as set forth on Section 2.2(d) of the Disclosure Schedule, the Company has never adjusted or amended the exercise price of any membership interest options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in the Operating Agreement, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its membership interests.

(e) The Company believes in good faith that the SAR Plan, as well as any other “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. To the knowledge of the Company, no payment that has been made under any 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.

2.3. Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4. Authorization. All corporate action required to be taken by the Company’s members and managers in order to authorize the Company to enter into the Transaction Agreements, and to issue the Preferred Shares at the Closing, has been taken or will be taken prior to the Closing. All action on the part of the members and managers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Preferred Shares has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investor’s Rights Agreement and the Indemnification Agreement may be limited by applicable federal or state securities laws.

2.5. Valid Issuance of Preferred Shares. The Preferred Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in Section 3 of this Agreement and subject to the filings described in Section 2.6 below, the Preferred Shares will be issued in compliance with all applicable federal and state securities laws.

2.6. Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

2.7. Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened against the Company or any officer, manager or Key Employee of the Company arising out of their employment or managerial relationship with the Company. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened, that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There is no action, suit, proceeding or investigation by the Company pending or which the Company currently intends to initiate.

2.8. Intellectual Property. The Company owns or possesses or reasonably believes it can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others. To the knowledge of the Company, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Section 2.8 of the Disclosure Schedule lists all registered patents, trademarks and copyrights of the Company. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. The Company has not embedded any open source, copyleft or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement.

2.9. Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Operating Agreement, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10. Agreements; Actions.

(a) Except for the Transaction Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of 100,000.00, other than the MT Note, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to license, market, or sell its products to any other Person that limit the Company’s right to develop, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(b) Other than the MT Note, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its membership interests, other than distributions in the ordinary course of business to satisfy the tax obligations of the members of the Company (ii) since January 1, 2007, incurred any indebtedness for money borrowed or incurred any other liabilities on a calendar year basis, individually in excess of 15,000.00 or in excess of 50,000.00 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory or otherwise in the ordinary course of business.

(c) The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

(d) Since July 18, 2007, the Company has not engaged in any discussion with any representative of any Person regarding (i) a sale or exclusive license of all or substantially all of the Company’s assets, or (ii) any merger, consolidation or other business combination transaction of the Company with or into another Person.

2.11. Certain Transactions.

(a) Other than (i) standard employee benefits generally made available to all employees, (ii) standard manager and officer indemnification agreements approved by the Board of Managers, (iii) the MT Note, and (iv) the purchase of membership interests and the issuance of units under the SAR Plan, there are no agreements, understandings or proposed transactions between the Company and any of its officers, managers, consultants or Key Employees, or any Affiliate thereof.

(b) Other than pursuant to the MT Note and certain capital leases with Positive Ventures, L.L.C., the Company is not indebted, directly or indirectly, to any of its managers, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees.

2.12. Rights of Registration and Voting Rights. Except as provided in the Investor’s Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, except as contemplated in the Operating Agreement, no member of the Company has entered into any agreements with respect to the voting of the securities of the Company.

2.13. Absence of Liens. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets.

2.14. Financial Statements. The Company has delivered to the Purchaser its unaudited financial statements for the fiscal year ended December 31, 2006 and for the 6-month period ended June 30, 2007 (the “Statement Date”) (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with the books and records of the Company, and fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Statement Date (ii) obligations under contracts and commitments incurred in the ordinary course of business, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect.

2.15. Changes. Since the Statement Date there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f) any material change in any compensation arrangement or agreement with any employee, officer, manager or member;

(g) any resignation or termination of employment of any officer or Key Employee of the Company;

(h) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(i) any loans or guarantees made by the Company to or for the benefit of its employees, officers or managers, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j) any declaration, setting aside or payment or other distribution in respect of any of the Company’s securities (other than tax distributions), or any direct or indirect redemption, purchase, or other acquisition of any of such securities by the Company;

(k) any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(l) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(m) to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(n) any arrangement or commitment by the Company to do any of the things described in this Section 2.15.

2.16. Employee Matters.

(a) As of the date hereof, the Company employs 17 full-time employees and 0 part-time employees and engages 3 consultants or independent contractors. Section 2.16 of the Disclosure Schedule sets forth a description of all compensation, including salary, bonus, severance obligations and deferred compensation paid or payable for each officer, employee, consultant and independent contractor of the Company who received compensation in excess of $60,000 for the fiscal year ended December 31, 2006 or is anticipated to receive compensation in excess of $75,000 for the fiscal year ending December 31, 2007.

(b) To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(c) The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing.

(d) To the Company’s knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee, nor does the Company have a present intention to terminate the employment of any of the foregoing. Except as set forth in Section 2.16 of the Disclosure Schedule, the employment of each employee of the Company is terminable at the will of the Company. Except as set forth in Section 2.16 of the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Section 2.16 of the Disclosure Schedule, the Company has no policy, practice, plan, or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(e) All representations regarding equity incentives to any officer, employees, member, manager or consultant have been described in reasonable accuracy to the Purchaser.

(f) The Company has no Knowledge that any Key Employee whose employment was terminated by the Company has advised the Company of any potential claims against the Company.

(g) Section 0 of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA.

(h) The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.

2.17. Insurance. The Company has in full force and effect general commercial, product liability, fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

2.18. Confidential Information and Invention Assignment Agreements. Each Key Employee of the Company has executed an agreement with the Company regarding confidentiality and proprietary information as disclosed in the Disclosure Schedules. The Company is not aware that any of its Key Employees is in violation thereof.

2.19. Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.20. Corporate Documents. The Operating Agreement is in the form provided to the Purchaser. A copy of the minute books of the Company has been provided to the Purchaser.

2.21 Disclosure. The Company has made available to the Purchaser all the information reasonably available to the Company that the Purchaser has requested for deciding whether to acquire the Preferred Shares, including certain of the Company’s projections describing its proposed business plan (the “Business Plan”). No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Purchaser at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Business Plan was prepared in good faith; however, the Company does not warrant that it will achieve any results projected in the Business Plan. It is understood that this representation is qualified by the fact that the Company has not delivered to the Purchaser, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

3.1 Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investor’s Rights Agreement may be limited by applicable federal or state securities laws.

3.2 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Preferred Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Preferred Shares. The Purchaser has not been formed for the specific purpose of acquiring the Preferred Shares.

3.3 Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Preferred Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.

3.4 Restricted Securities. The Purchaser understands that the Preferred Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Preferred Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Preferred Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Preferred Shares, or the membership interests into which they may be converted, for resale except as set forth in the Investor’s Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Preferred Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5 No Public Market. The Purchaser understands that no public market now exists for the Preferred Shares, and that the Company has made no assurances that a public market will ever exist for the Preferred Shares.

3.6 Legends. The Purchaser understands that the Preferred Shares and any securities issued in respect of or exchange for the Preferred Shares, may bear one or all of the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

Any legend set forth in, or required by, the other Transaction Agreements.

Any legend required by the securities laws of any state to the extent such laws are applicable to the Preferred Shares represented by the certificate so legended.

3.7 Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8 No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Preferred Shares.

3.9 Residence. The Purchaser’s principal place of business is identified in the address of the Purchaser set forth herein.

4. Conditions to the Purchaser’s Obligations at Closing. The obligations of the Purchaser to purchase the Preferred Shares at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of the Closing.

4.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

4.3 Compliance Certificate. A manager of the Company shall deliver to the Purchaser at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Preferred Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

4.5 Opinion of Company Counsel. The Purchaser shall have received from Faegre & Benson LLP, counsel for the Company, an opinion, dated as of the Closing, in form generally satisfactory to the Purchaser.

4.6 Board of Managers. As of the Closing, the authorized size of the Board shall be 5, and the Board shall be comprised of Anthony Sheesley, Robert Paulsen, Gregory Menard, Isaac Elliott, and Frank Manning.

4.7 INTENTIONALLY OMITTED

4.8 Investor’s Rights Agreement. The Company and the members of the Company named as parties thereto shall have executed and delivered the Investor’s Rights Agreement.

4.9 Option Agreement. The Company shall have executed and delivered the Option Agreement.

4.10 Secretary’s Certificate. A manager of the Company shall have delivered to the Purchaser at the Closing a certificate certifying (i) the Operating Agreement, (ii) resolutions of the Board of Managers of the Company approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements, and (iii) resolutions of the members of the Company approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements.

4.11 Proceedings and Documents. All limited liability company and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell the Preferred Shares to the Purchaser at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct in all respects as of the Closing.

5.2 Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Preferred Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

5.4 Investor’s Rights Agreement. The Purchaser shall have executed and delivered the Investors’ Rights Agreement.

5.5 Option Agreement. The Purchaser shall have executed and delivered the Option Agreement.

6. Miscellaneous.

6.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing until the earlier of the Purchaser’s exercise of the Option (as such term is defined in the Option Agreement) or the expiration of the Option, and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Company.

6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3 Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.4 Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next-business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on the signature pages or Schedule A (as applicable) hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 6.6. If notice is given to the Company, a copy shall also be sent to Faegre & Benson LLP, 1900 Fifteenth Street, Boulder, Colorado 80302, Attention: Deborah M. Kelly, and if notice is given to the Investor, a copy shall also be given to Morse, Barnes-Brown & Pendleton, P.C., Reservoir Place, 1601 Trapelo Road, Waltham, Massachusetts 02451, Attention: Jeffrey P. Steele.

6.7 No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8 Fees and Expenses. Each party hereto shall bear its own fees and expenses relating to the Transaction Agreements.

6.9 Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.10 Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived solely with the written consent of the Company and the Purchaser.

6.11 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.12 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13 Entire Agreement. This Agreement (including the Exhibits hereto), the Operating Agreement and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.14 No Commitment for Additional Financing. The Company acknowledges and agrees that the Purchaser has not made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Preferred Shares as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by the Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by the Purchaser or its representatives and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by the Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. The Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

IN WITNESS WHEREOF, the parties have executed this Series A Preferred Share Purchase Agreement as of the date first written above.

COMPANY: UNITY BUSINESS NETWORKS, L.L.C.

By:	/s/ Anthony Sheesley
Name: Anthony Sheesley
(print)
Title: Manager
Address: 3900 E. Mexico Avenue, Suite 930
Denver, CO 80210

PURCHASER: ZOOM TECHNOLOGIES, INC.

By:	/s/ Frank B. Manning, Chief Executive Officer
Address: